MARS, INCORPORATED TO BUY SIGNIFICANT PORTION OF
PROCTER & GAMBLE’S PET FOOD BUSINESS
IN A KEY STRATEGIC MOVE

·	Mars, Incorporated agrees to acquire IAMS®, EUKANUBA®, and NATURA® brands for US$2.9 Billion in cash.
·	Brands have strong strategic fit with Mars’ Petcare business: Acquisition complements Mars’ global Petcare portfolio.
·	Transaction is subject to regulatory approvals and excludes the majority of European markets.

MCLEAN, VA and CINCINNATI, OH, 9  April 2014 – Mars, Incorporated and The Procter & Gamble Company (NYSE:PG) today announce that Mars has agreed to buy the IAMS®, EUKANUBA®, and NATURA® brands in major markets for US$2.9 Billion in cash. This is a significant strategic move for Mars Petcare to complement its large and growing global Petcare business.

The companies expect to complete the transaction in the second-half of 2014, subject to regulatory approvals.

Mars Petcare is one of the world’s leading pet food and veterinary care providers and employs more than 35,000 Associates across 50 countries. Upon completion of the transaction, IAMS®, EUKANUBA®, and NATURA® brands will join Mars Petcare’s billion dollar stable mates PEDIGREE®, WHISKAS®, BANFIELD®, and ROYAL CANIN®.

Mars Petcare Global President, Todd Lachman, said:  “We view the addition of the IAMS®, EUKANUBA®, and NATURA® brands as exceptionally strategic. This acquisition is a perfect fit with our Mars Petcare vision of making A BETTER WORLD FOR PETS™. The deal reinforces our leadership in pet nutrition and veterinary science, attracts world class talent and grows our world leading portfolio.

"Paul Iams, an animal nutritionist, founded the Iams Company in 1946. His philosophies created very strong foundations for these remarkable brands which will now complement our existing Mars Petcare portfolio.”

P&G’s Chairman, President and Chief Executive Officer, A.G. Lafley, said: “Exiting Pet Care is an important step in our strategy to focus P&G’s portfolio on the core businesses where we can create the most value for consumers and shareowners.  The transaction creates value for P&G shareowners, and we are confident that the business will thrive at Mars, a leading company in pet care.”

The geographic regions included in the acquisition, which account for approximately 80% of P&G Pet Care’s global sales, include North America, Latin America and other selected countries.  The agreement includes an option for Mars to acquire the business in several additional countries.  Markets not included in the transaction are primarily European Union countries.  P&G said it is developing alternate plans to sell its Pet Care business in these markets.

P&G Financial Impacts:
P&G said that it will begin reporting results of the global Pet Care business as discontinued operations as of the April-June 2014 quarter.  As a result, P&G expects to restate earnings of approximately $0.03 and $0.04 per share from core earnings to discontinued operations for fiscal years 2013 and 2014, respectively, leaving its fiscal year 2014 core earnings per share growth rate guidance unchanged.  The company added that the one-time earnings impact from the divestiture and ongoing earnings per share dilution are not expected to have a material impact on fiscal year 2015 results.  P&G said that net cash proceeds from the transaction would be used for general corporate purposes.

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Media and Investor Contacts:

Jeanette Fielding- Mars Petcare Media Contact- 973.691.3536
Paul Fox – P&G Media Contact – 513.983.3465
John Chevalier – P&G Investor Relations – 513.983.9974

About Mars, Incorporated

In 1911, Frank C. Mars made the first Mars candies in his Tacoma, Washington kitchen and established Mars’ first roots as a confectionery company.  In the 1920s, Forrest E. Mars, Sr. joined his father in business and together they launched the MILKY WAY® bar. In 1932, Forrest, Sr. moved to the United Kingdom with a dream of  building a business based on the objective of creating a “mutuality of benefits for all stakeholders” – this objective serves as the foundation of Mars, Incorporated today. Based in McLean, Virginia, Mars has net sales of more than $33 billion, six business segments including Petcare, Chocolate, Wrigley, Food, Drinks, Symbioscience, and more than 75,000 Associates worldwide that are putting its Principles into action to make a difference for people and the planet through its performance.

Mars brands include: Petcare – PEDIGREE®, ROYAL CANIN®, WHISKAS®, BANFIELD® Pet Hospital, NUTRO®, SHEBA®, DREAMIES® and CESAR®; Chocolate – M&M’S®, SNICKERS®, DOVE®, GALAXY®, MARS®, MILKY WAY® and TWIX®; Wrigley – DOUBLEMINT®, EXTRA®, ORBIT® and 5™ chewing gums, SKITTLES® and STARBURST® candies, and ALTOIDS® AND LIFESAVERS® mints.  Food –UNCLE BEN’S®, DOLMIO®, EBLY®, MASTERFOODS®, SEEDS OF CHANGE® and ROYCO®; Drinks – ALTERRA ® Coffee Roasters coffee,  THE BRIGHT TEA CO.® tea, DOVE®/GALAXY® Hot Chocolate, and FLAVIA® brewer; Symbioscience – COCOAVIA® and WISDOM PANEL®.

For more information, please visit www.mars.com.  Follow us: facebook.com/mars, twitter.com/marsglobal, youtube.com/mars.

About Procter & Gamble
P&G serves approximately 4.8 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

P&G Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

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